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                                                                    EXHIBIT 23.1


                        CONSENT OF ARTHUR ANDERSEN LLP


     As independent accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our reports dated February 12, 1996 on the consolidated financial statements and schedules included in First Commonwealth, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                                 ARTHUR ANDERSEN LLP


Chicago, Illinois
December 17, 1996